Exhibit 10.79
10

                       PURCHASE AGREEMENT

      This Purchase Agreement is made as of March 1, 1999, by and between:

      KARL E. BOELLERT, a person of the age of majority and domiciled in Calcasieu Parish, Louisiana, whose mailing address is P.O. Box 4385, Lake Charles, Louisiana 70606-4385 (the
"Individual"); and

     PLAYERS LAKE CHARLES, LLC (successor in interest to Players Lake Charles, Inc.), a Louisiana limited liability company
("Players"),   herein   represented  by  Players   Lake   Charles
Riverboat, Inc., its duly authorized managing member, which appears herein by and through Howard A. Goldberg, its duly authorized president, whose mailing address is 2333 Broad Street, Lake Charles, Louisiana 70601.

BACKGROUND

      A. The Individual is the holder of a Payment Interest under the terms of that certain Settlement Agreement dated as of the 27th day of July, 1995 (the "Settlement Agreement"), by and among Players Lake Charles, Inc. (predecessor in interest to Players), The Beeber Corporation ("Beeber") and certain other parties, pursuant to which Settlement Agreement, Players agreed, among other things, to pay to Beeber the sum of $1.425 per Gaming Patron included in the Coast Guard Count in any Rental Year (the "Payment Interest"; each capitalized term is used as defined in the Settlement Agreement).

     B. On or after July 28, 1995, with the consent of Players, Beeber assigned a portion of the Payment Interest, consisting of $0.25 per Gaming Patron included in the Coast Guard Count in any Rental Year (the "Boellert Payment Interest"), to the Individual. Each month, the Individual receives payment from Players (the "Monthly Payments") in an amount determined by multiplying the Boellert Payment Interest by the number of Gaming Patrons included in the Coast Guard Count during the immediately preceding month.

       C. On or about February 8, 1999, Players' parent corporation, Players International, Inc. ("PII"), entered into a merger agreement with Jackpot Enterprises, Inc. ("Jackpot") pursuant to which, among other things, a subsidiary of Jackpot is to merge with and into PII (the "Merger Transactions").

      D. Players has offered to purchase from Boellert and Boellert has agreed to sell and convey to Players the Boellert
Payment Interest, all subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Incorporation of Background.  The Background provisions
above  are incorporated herein by this reference as if set  forth
at  length.   Players and the Individual hereby  acknowledge  the
truth and accuracy of the Background provisions.

     2. Purchase and Sale of Boellert Payment Interest. On the third business day of the month next following the receipt of Regulatory Approval (as hereinafter defined) (the "Closing Date"), Players shall purchase from the Individual, and the Individual shall sell to Players the Boellert Payment Interest. If the Closing Date does not occur on or before January 5, 2000, this Agreement and the rights and obligations of the parties hereunder shall terminate; provided, however, that if any of the parties shall have acted in bad faith in seeking Regulatory Approval, then this Agreement shall be deemed breached by any such party and the other party hereto shall have such rights and remedies as may be available at law.

      3. Purchase Price. In consideration of the purchase of the Boellert Payment Interest, on the Closing Date, Players shall
(i) pay to the Individual the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) in immediately available funds (the "Cash Obligation"), and (ii) purchase a fixed annuity contract for the benefit of the Individual (the "Annuity"), which Annuity shall provide for monthly payments in the amounts and at the times provided below:

           (a) monthly payments in the gross amount of Twenty Five Thousand and No/100 Dollars ($25,000.00) each, for a period of one hundred twenty (120) consecutive months commencing on the first day of the month immediately following the Closing Date (the "First Tier Payments");

           (b) monthly payments in the gross amount of Fifteen Thousand and No/100 Dollars ($15,000.00) each, for a period of one hundred twenty (120) consecutive months commencing on the first day of the month immediately following the date of the last First Tier Payment (the "Second Tier Payments"); provided, however, that the Second Tier Payments shall be reduced in accordance with the following calculation:

                (1) For the purposes of this provision, the principal balance of Players' obligations to the Individual as of the date of this Agreement shall be deemed to be Three Million Two Hundred Sixty Thousand and No/100 Dollars ($3,260,000.00) (the "Principal Balance"). Interest shall accrue on the unpaid portion of the Principal Balance from and after the date of this Agreement at the rate of five and sixty one-hundredths percent (5.60%) per annum (the "Applicable Rate").

                (2) Each Monthly Payment accrued from and after the date of this Agreement shall be applied first to pay interest accrued on the Principal Balance, and then to reduce the Principal Balance (such reduced Principal Balance referred to as the "Adjusted Principal Balance"). Provided that Closing occurs on the Closing Date, Players shall have no obligation to make any Monthly Payment or any pro rated portion thereof to the Individual for any portion of the month in which Closing occurs.

                (3)   On the Closing Date, the Adjusted Principal
Balance shall be subtracted from the Principal Balance, and the resultant sum shall be referred to as the "Amortized Principal".

               (4) The present value of the Second Tier Payments shall be determined using a discount rate equal to the Applicable
Rate.

                (5) Second Tier Payments shall be eliminated until the present value of all Second Tier Payments so eliminated is equal to the Amortized Principal.

As a condition to the Individual's obligation to sell the Boellert Payment Interest hereunder, Players must provide to the Individual the opinion of a tax advisor reasonably satisfactory to the Individual to the effect that, notwithstanding the purchase of the Annuity, the Individual shall not be deemed to have realized, as income, the principal amount of the Annuity. The terms of the Annuity shall be acceptable to the Individual in his reasonable discretion; provided, however, that there shall be no increase in the cost of the Annuity to Players as a result of any such terms.

     4. Release and Non-Compete Agreement. In consideration of the receipt of the Cash Obligation and the purchase of the Annuity, the Individual shall execute and deliver to Players a Release and Non-Compete Agreement in substantially the form attached hereto as Exhibit "A" (the "Release and Non-Compete Agreement").

     5.   Conditions Precedent.

           (a)   Players'  obligation to  purchase  the  Boellert
Payment Interest shall be contingent upon the earlier to occur of:

                 (i) Players' receipt of approval of the transactions contemplated by this Agreement from the Louisiana Gaming Control Board or any other Louisiana gaming regulatory authorities having jurisdiction over the operations of Players (the "Louisiana Regulators"); and

                (ii) the failure of the Louisiana Regulators to respond within sixty (60) days after Players' submission to the Louisiana Regulators of a request for a determination of whether the transactions contemplated by this Agreement require the approval of the Louisiana Regulators; and

                 (iii)       Players'  receipt   of   a   written
determination from the Louisiana Regulators to the effect that approval of the transactions contemplated by this Agreement is not required (the happening of any event described in
subparagraph  (i),  (ii)  or  (iii)  shall  be  referred  to   as
"Regulatory Approval").

            (b) Players shall diligently pursue Regulatory Approval in conjunction with its efforts to obtain approval of the Merger Transactions. However, if the Merger Transactions (and consequently, the transactions contemplated by this Agreement) have not been approved by the Louisiana Regulators on or before September 30, 1999, then Players, with the assistance and cooperation of the Individual, as needed, shall make independent application for Regulatory Approval. Players shall diligently pursue all such approvals.

     6. Obligation to Renegotiate. If, at 5:00 p.m. EST on the first day of the month in which the Closing Date is to occur, there is a difference of greater than 100 basis points between the rate on the 30-year United States Treasury Bond then in effect and the Applicable Rate, then at the option of either party, this Agreement and the rights and obligations of the parties hereunder shall terminate; provided, however, that for a period of thirty (30) days thereafter, the parties shall have an obligation to negotiate in good faith toward an agreement that would provide the parties with the relative benefits and obligations described herein, while minimizing the economic impact of the change in interest rates.

      7. Time of Closing; Closing Deliveries. Closing of the purchase and sale of the Boellert Payment Interest ("Closing") shall take place on the Closing Date at a time and a place mutually convenient to the parties. At Closing, Players shall deliver to the Individual the Cash Obligation, evidence of the purchase of the Annuity and the opinion of a tax adviser as referenced in paragraph 3, above, and the Individual shall deliver to Players the Release and Non-Compete Agreement.

      8. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

     9. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement before the undersigned, competent witnesses, and the notaries shown below, as of the date first above written.


WITNESSES:

____________________________  __________________________________
                              Karl E. Boellert

____________________________


___________________________
Notary Public


ATTEST:                       PLAYERS LAKE CHARLES, LLC
                              By:Players Lake Charles Riverboat,
                              Inc., Managing Member


____________________________  By:__________________________
                              Howard A. Goldberg, President

____________________________


____________________________
Notary Public
                           EXHIBIT "A"

RELEASE AND NON-COMPETE AGREEMENT

      This Release and Non-compete Agreement is made on the _____ day of __________, _____, by and between KARL E. BOELLERT, an individual (the "Individual") and PLAYERS LAKE CHARLES, LLC (successor in interest to Players Lake Charles, Inc.), a Louisiana limited liability company ("Players").

BACKGROUND

      A. Pursuant to the terms of that certain Purchase Agreement dated as of the first (1st) day of March, 1999, by and between Players and the Individual (the "Purchase Agreement"), Players offered to purchase from the Individual and the Individual agreed to sell and convey to Players, the "Boellert Payment Interest" (as that term is defined in the Purchase Agreement) arising under that certain Settlement Agreement dated as of the 27th day of July, 1995, by and among Players Lake Charles, Inc. (predecessor in interest to Players) and certain other parties (the "Settlement Agreement"), all subject to the terms and conditions of the Purchase Agreement.

      B. The Individual is entering into this Agreement with Players in consideration of its receipt of the consideration stated in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Incorporation of Background.  The Background provisions
above  are incorporated herein by this reference as if set  forth
at  length.   Players and the Individual hereby  acknowledge  the
truth and accuracy of the Background provisions.

      2. Acknowledgment of Receipt of Funds. The Individual acknowledges that on even date herewith, the Individual received from Players (i) the Cash Obligation (as that term is defined in the Purchase Agreement) and (ii) evidence of Players' purchase of the Annuity (as that term is defined in the Purchase Agreement), in full and complete satisfaction of Players' obligations under the Purchase Agreement.

     3.   Release.

          (a) In full and complete settlement of (i) any and all obligations of Players to the Individual (and any party claiming under the Individual) arising under or out of the Settlement Agreement and (ii) any claims that the Individual may have against Players, and for and in consideration of the undertakings of Players described herein and in the Purchase Agreement, including the payment of the Cash Obligation and the purchase of the Annuity, the Individual does hereby REMISE, RELEASE AND FOREVER DISCHARGE Players, its affiliates and assigns, directors, shareholders, partners, employees and agents, and their respective successors and assigns, heirs, executors and administrators (hereinafter all included within the term "Players Parties"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever at law or in equity, which it ever had, now has, or hereafter may have, or which its heirs, executors, administrators, successors or permitted assigns hereafter may have, by reason of any action, matter, cause or thing whatsoever from the beginning of time to the date of execution hereof; and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Settlement Agreement and the Purchase Agreement, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, and any common law claims now or hereafter recognized and all claims for counsel fees and costs, and any claims relating in any way to the Settlement Agreement or the Purchase Agreement. Notwithstanding the foregoing, nothing contained in this Paragraph 3(a) shall be deemed to limit the enforceability of any provision of this Agreement.

          (b) In full and complete settlement of (i) any and all obligations of the Individual to Players (and any party claiming under Players) arising under or out of the Settlement Agreement and (ii) any claims that Players may have against the Individual, and for and in consideration of the undertakings of the Individual described herein and in the Purchase Agreement, Players does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Individual, its heirs, executors and administrators (hereinafter all included within the term "the Individual Parties"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever at law or in equity, which it ever had, now has, or hereafter may have, or which its heirs, executors, administrators, successors or permitted assigns hereafter may have, by reason of any action, matter, cause or thing whatsoever from the beginning of time to the date of execution hereof; and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Settlement Agreement and the Purchase Agreement, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, and any common law claims now or hereafter recognized and all claims for counsel fees and costs, and any claims relating in any way to the Settlement Agreement or the Purchase Agreement. Notwithstanding the foregoing, nothing contained in this Paragraph 3(b) shall be deemed to limit the enforceability of any provision of this Agreement.

      4. Covenant Not to Sue. The Individual and Players further agree and covenant that, except as may be necessary to enforce their respective rights hereunder, neither will, directly or indirectly, file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages, including injunctive, declaratory, monetary or other relief against the other, involving any matter occurring at any time in the past up to the date hereof in connection with the Individual or Players, as the case may be, or involving any continuing effects of any actions or practices which may have arisen or occurred prior to the date hereof. The Individual and Players further agree and covenant that should either of them, directly or indirectly, file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages, including injunctive, declaratory, monetary or other relief, in each case as prohibited by the preceding sentence, despite such party's agreement not to do so hereunder, then such breaching party will repay to the other all amounts (or the value of benefits) paid hereunder, and pay all of the costs and expenses of the nonbreaching party (including reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

      5. Covenant Not to Compete. The Individual hereby agrees that for a term of two (2) years, it shall not, directly or indirectly (individually or for, with or through any other person, firm, joint venture, corporation or other entity), carry on or engage in any casino gaming business within Calcasieu Parish, or solicit customers of Players within Calcasieu Parish; provided, however, that subject to the terms of this Paragraph 5, nothing contained herein shall limit the ability of the Individual to distribute, own or operate, or to provide services to any manufacturer, distributor, or operator of, "Video Draw Poker Devices" as that term is defined in La.R.S. 33:4862.1(B)(15) ("VDPDs"). The phrase "carry on or engage in any casino gaming business within Calcasieu Parish" shall mean being or acting, in any capacity (whether legal or beneficial), as an owner, landlord of, broker of or for, operator, employee, agent, consultant, lobbyist, spokesperson or representative of the interests of any person, firm, joint venture, corporation or other entity engaged in, or preparing to engage in, gaming operations or other casino gaming enterprises within the geographical boundaries of Calcasieu Parish (any such person, firm, joint venture, corporation or other entity being referred to as a "Calcasieu Gaming Operator"). Notwithstanding the provisions of the first sentence of this Paragraph 5, and as a limited specific exception thereto, any party may (i) own or operate VDPDs, so long as the subject VDPDs are not owned or operated, directly or indirectly, with, for or on behalf of any Calcasieu Gaming Operator, and (ii) distribute VDPDs, or provide services to any person or entity who manufactures, distributes, or operates VDPDs, so long as such distributee or recipient of such services is not, now or in the future, a Calcasieu Parish Operator. If, after the execution of this Agreement, any party hereto is engaged in the distribution of VDPDs or the provision of services to any person or entity who manufactures, distributes, or operates VDPDs, and such distributee or recipient of services becomes a Calcasieu Parish Operator, such party(ies) shall immediately cease its(their) association with such Calcasieu Parish Operator to the extent of such Calcasieu Parish Operator's activities in Calcasieu Parish.

     6.   Indemnification.

           (a) The Individual agrees to indemnify, hold harmless and defend Players, and the Players Parties, from and against any losses, liabilities, damages, charges, expenses, costs (including, without limitation, attorneys' fees, court costs and other legal costs and expenses), penalties, fines, injunctions, suits, claims, judgments, or demands suffered by or made against or imposed at any time upon any of the Players Parties, directly or indirectly, arising as a result of or in connection with its breach of any term of this Agreement, including its violation of any of the terms and conditions of Paragraphs 4 or 5 of this Agreement. If Players shall incur any fees, costs, expenses, or charges (including, without limitation, attorneys' fees, court costs and other legal costs or expenses) in order to enforce the terms of this Agreement, the Individual agrees to pay directly, or at Players' option to reimburse Players for, such fees, costs, and expenses no later than thirty (30) days after receiving written notice of said fees, costs, expenses, or charges.

           (b) Players agrees to indemnify, hold harmless and defend the Individual, and the Individual Parties, from and against any losses, liabilities, damages, charges, expenses, costs (including, without limitation, attorneys' fees, court costs and other legal costs and expenses), penalties, fines, injunctions, suits, claims, judgments, or demands suffered by or made against or imposed at any time upon any of the Individual Parties, directly or indirectly, arising as a result of or in connection with its breach of any term of this Agreement, including its violation of any of the terms and conditions of Paragraph 4 of this Agreement. If the Individual shall incur any fees, costs, expenses, or charges (including, without limitation, attorneys' fees, court costs and other legal costs or expenses) in order to enforce the terms of this Agreement, Players agrees to pay directly, or at the Individual's option to reimburse the Individual for, such fees, costs, and expenses no later than thirty (30) days after receiving written notice of said fees, costs, expenses, or charges.

      7. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

     8. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Release and Non-compete Agreement as of the date first above written.

WITNESSES:


____________________________  __________________________________
                              Karl E. Boellert

____________________________


____________________________
Notary Public


ATTEST:                       PLAYERS LAKE CHARLES, LLC
                              By:Players Lake Charles Riverboat,
                              Inc., Managing Member


____________________________  By:_______________________________
                              Howard A. Goldberg, President

____________________________


____________________________
Notary Public